State of Delaware
Secretary of State
Division of Corporations
Delivered 05:35 PM 05/28/2013
FILED 04:57 PM 05/28/2013
SRV 130671840 - 3602852 FILE

STATE OF DELAWARE
AMENDMENT TO THE CERTIFICATE OF LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is GenOn Florida, LP

SECOND: Article 1 of the Certificate of Limited Partnership shall be amended as follows:

The name of the Limited Partnership is: NRG Florida LP

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 21 day of 21 May, A.D. 2013.

By: [signature]
General Partner(s)
GenOn Florida GP, LLC

Name: Jannetta Thomas
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:21 AM 12/31/2010
FILED 08:24 AM 12/31/2010
SRV 101248084 - 3602852 FILE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

GENON FLORIDA, LP

Pursuant to Section 17-201 of the
Delaware Revised Uniform Limited Partnership Act

This Certificate of Limited Partnership of GenOn Florida, LP (the "Partnership") is being executed by the undersigned for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act.

1. The name of the Partnership is GenOn Florida, LP.

2. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

3. The name and mailing address of its General Partner is GenOn Florida GP, LLC, 1000 Main Street, 21st Floor, Houston, TX 77002.

4. This Certificate of Limited Partnership shall be effective at 11:51 p.m. Eastern Standard Time on the 31st day of December, 2010.

IN WITNESS WHEREOF, the undersigned, constituting the sole general partner of the Partnership, has caused this Certificate of Limited Partnership to be duly executed as of the 31st day of December, 2010.

GenOn Florida GP, LLC,
General Partner

By: /s/ Steven B. Nickerson
Name: Steven B. Nickerson
Title: Authorized Person